Exhibit 21.1

SUBSIDIARIES OF REGISTRANT
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The following is a list of the Corporation's subsidiaries as of
June 30, 2002. The Corporation owns, directly or indirectly, 100% of the voting securities of each subsidiary, unless noted otherwise.


                                        STATE OR JURISDICTION
NAME                                       OF ORGANIZATION
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
Parlex Dynaflex Corporation                 California

Parlex International Corporation            Virgin Islands

Poly-Flex Circuits, Inc.                    Rhode Island

Parlex (Shanghai) Circuit Co., LTD.*        Shanghai

Parlex Asia Pacific LTD.                    Hong Kong

Poly-Flex Circuits Limited                  United Kingdom

Parlex (Europe) Limited                     United Kingdom

Parlex (Shanghai) Interconnect              Shanghai
Products, Co., Ltd.

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*  90.1% owned by Parlex Corporation


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